Exhibit 99.1

American International Holdings. Corp Acquires Controlling Interest in

Online Career and Life Coaching Platform, LifeGuru.me

Addison, TX, May 21st, 2020 — American International Holdings Corp. (OTC Pink:AMIH)(the “Company”), today announced that it has completed the acquisition of a 51% interest in Life Guru, Inc., a Delaware corporation (“Life Guru”) from Global Career Networks Inc, a Delaware corporation (“GCN”), pursuant to a Securities Purchase Agreement (the “SPA”).

Life Guru owns and is in the process of developing the website www.LifeGuru.me – a website dedicated to providing an online platform for a variety of life, executive, leadership and career coaches (collectively, “Coaches”) - to connect directly to their customers and clients to provide coaching and mentorship services. The LifeGuru.me website is currently in development and is anticipated to be fully launched on or before August 31, 2020.

Life Guru intends to initially generate revenues by (a) providing Coaches with access to its online platform at LifeGuru.me through the sale of monthly and yearly subscription packages, and (b) receiving a portion of the fees collected by the Coaches for individual client coaching sessions.

“It is no secret that the demand for life and other self-improvement coaches has grown in recent years,” commented Jacob Cohen, President and CEO of the Company, who continued, “Today, more and more individuals are taking extra steps to ensure that their mental health and well-being are being addressed. People look to these coaches as a way to be proactive about bettering themselves and are actively seeking creative ways to deal with life’s challenges. Society places a huge value on self-improvement, and because of this, the demand for these coaches is likely to grow to in the future.”

“The LifeGuru.me platform was created to address the many inefficiencies in the current market for life coaches,” said Michael Woloshin, founder of GCN and Co-Founder of Recruiter.com. “There is room for improvement in the market and we are going to deliver a state-of-the-art product to compete in this global industry. Our goal is to be a one-stop shop for coaches all over the world providing them with the ability to both attract and garner new clients, as well as better service existing clients,” further added Mr. Woloshin.

About Global Career Networks

Global Career Networks, Inc. is a provider of career solutions to one of the largest recruiter networks with exposure to over one-half million recruiters and millions of C-level executives. Global Career Networks is the parent holding company of the following subsidiaries providing consumer-based websites in the career space: Resumesending.com, ResumeCertified.org, JobAlerts.co, GCNStaffing.com, and GCNTechnology.com.

About American International Holdings Corporation

American International Holdings Corporation is a diversified holding company dedicated to (a) acquiring, managing and operating health, wellness, beauty, and lifestyle companies, businesses and/or brands located both in the United States and abroad; and (b) general contracting and construction. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for the Company and its stakeholders.

About Life Guru

LifeGuru’s mission is to guide and empower people around the world to master their lives. Finding the right coach can have a life-changing, positive impact and should be available to everyone regardless of where they live in the world. LifeGuru plans to connect consumers via live 1:1 private sessions to a variety of skilled coaches. LifeGuru coaches will have diverse backgrounds; specializing in Career, Health and Well-being, Executive, Leadership, and Personal Transformational Life Coaching. All coaches will be rated by members to ensure a quality experience.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements.” Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. These risk factors and others are included from time to time in filings made by the Company with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.